LIBERTY MICHIGAN TAX-EXEMPT FUND
                        A SERIES OF LIBERTY FUNDS TRUST V

                THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES


          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - DECEMBER 19, 2000

The signers of this proxy hereby appoint __________, ___________ and _________, and each of them, proxies of the signers, with power of substitution to each to represent and vote at the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern time on December 19, 2000 at the offices of Colonial Management Associates, Inc., One Financial Center, Boston, Massachusetts, and at any adjournments, as specified herein, and in accordance with their best judgment, on any other business that may properly come before the Meeting.


|X|  PLEASE MARK VOTES AS
     IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR PROPOSALS 2 AND 6 LISTED BELOW.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR each proposal.

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2.   Proposal to approve the Agreement and Plan of              |_| FOR                                |_| AGAINST     |_| ABSTAIN
     Reorganization with respect to the acquisition
     of the Liberty Michigan Tax-Exempt Fund by the
     Liberty Tax-Exempt Fund.

6.   Proposal to elect eleven Trustees:                         |_| FOR ALL NOMINEES

     (01) Douglas A. Hacker                                     |_| WITHHELD FROM ALL
     (02) Janet Langford Kelly                                      NOMINEES
     (03) Richard W. Lowry
     (04) Salvatore Macera                                      |_| FOR ALL NOMINEES EXCEPT AS
     (05) William E. Mayer                                          NOTED
     (06) Charles Nelson
     (07) John J. Neuhauser
     (08) Joseph R. Palombo
     (09) Thomas E. Stitzel
     (10) Thomas C. Theobald
     (11) Anne-Lee Verville                                     NOTE:  Please sign exactly as
                                                                name appears thereon. When
                                                                signing as attorney,
                                                                executor, administrator,
                                                                trustee or guardian, please
                                                                give full title as such.
                                                                If a corporation, please
                                                                sign in full corporate
                                                                name by President or
                                                                other authorized
                                                                officer. If a
                                                                partnership, please
                                                                sign in the partnership
                                                                name by authorized
                                                                person.


PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY PROMPTLY USING THE                                   Signature:____________Date:_____
ENCLOSED ENVELOPE.
                                                                Signature:____________Date:_____
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                   TWO NEW CONVENIENT WAYS TO VOTE YOUR PROXY

PROXY VOTING--QUICK AND CONVENIENT

The enclosed proxy statement provides details on important issues affecting your Liberty and Stein Roe Funds. The Board of Trustees recommends that you vote for all proposals.

For the first time, we are offering two new ways to vote: by internet or fax. These methods may be quicker and more convenient than the traditional method of mailing back your proxy card. Please follow the simple instructions on this proxy insert.

If you are voting by internet or fax, you SHOULD NOT mail your proxy card.

YOUR PROXY VOTE IS IMPORTANT!

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VOTE BY INTERNET:                                           VOTE BY FAX:
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-    Read the proxy statement and have your proxy           -    Read the proxy statement.
     card available.
                                                            -    Fax your proxy card to 1-800-733-1885.
-    Visit our Web site (www.libertyfunds.com or
     www.steinroe.com) and go to "Proxy Voting."

-    When you are ready to vote, click on the blue
     "Vote My Proxy" link.

- Enter the 14-digit Control Number from your proxy card.

-    Follow the instructions provided on the site.
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